UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

LINENS HOLDING CO.
LINENS ‘N THINGS, INC.
LINENS ‘N THINGS CENTER, INC.
(Exact names of registrants as specified in their charters)

Delaware	333-135646-12	20-4192917
Delaware	001-12381	22-3463939
California	333-135646-11	59-2740308
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015
(Address of principal executive offices)  (Zip Code)

(973) 778-1300
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 11, 2007, the compensation committee (the “Committee”) of the board of directors of Linens Holding Co. (“Holding”), the parent company of Linens ‘n Things, Inc. (the “Company”), approved the grant of stock options under the Linens Holding Co. Stock Option Plan (the “Plan”) to the following named executive officers:

Name and Principal Position	Number of Stock Options Granted
F. David Coder Executive Vice President, Store Operations	10,000
Robert Homler Executive Vice President, Merchandising	10,000
Francis M. Rowan Senior Vice President and Chief Financial Officer	5,000

The stock options granted under the Plan to each optionee are equally divided between a “Time Option” and a “Performance Option,” as those terms are defined in the standard form of option grant letter, which was previously filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-4, filed with the SEC on July 7, 2006, and is incorporated herein by reference.  The stock options have an exercise price of $50.00 per share, expire seven years after the date of grant and become vested and exercisable in four equal installments on each of April 11, 2008, April 11, 2009, April 11, 2010, and April 11, 2011 with respect to the Time Options and as provided in the standard form of grant letter with respect to the Performance Options.

The foregoing description of the terms of the option grants under the Plan is only a summary, and is qualified entirely by reference to the Plan, which was previously filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-4, filed with the SEC on July 7, 2006, and is incorporated herein by reference, and the standard form of option grant letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  April 17, 2007

LINENS HOLDING CO. LINENS ‘N THINGS, INC. LINENS ‘N THINGS CENTER, INC. (Registrants)
By:	/s/ FRANCIS M. ROWAN
Francis M. Rowan
Senior Vice President and Chief Financial Officer